Exhibit 99.1

BEYOND MEAT® AND ROQUETTE ANNOUNCE MULTI-YEAR PEA PROTEIN SUPPLY AGREEMENT
Supply Agreement Reinforces the Partnership between the Companies and Supports
Beyond Meat’s Long-term Growth in the United States and Internationally

EL SEGUNDO, Calif., (January 14, 2020) --- Beyond Meat (NASDAQ: BYND), a leader in plant-based meat, today announced a multi-year pea protein supply agreement with Roquette, a global leader in plant-based ingredients and a pioneer of plant proteins. The supply agreement builds on a longstanding partnership that began approximately ten years ago, and significantly increases the amount of pea protein to be supplied by Roquette to Beyond Meat over the next three years as compared to the amount supplied in 2019.
Ethan Brown, Beyond Meat’s Founder & CEO commented, “This latest contract with Roquette reflects Beyond Meat's commitment to further scaling the plant protein supply chain as global demand for our products continues to rise. Along with our supply chain partners, including Roquette, we are driving innovation and access to existing and new plant protein feedstocks as we provide consumers around the world with plant-based meats that delight taste buds while contributing to important health, climate, natural resource, and animal welfare goals.”
Jean-Marc Gilson, CEO of Roquette, said: “This agreement with Beyond Meat enables both of us to continue to write the history of this promising market and to grow our businesses together. Roquette has a passion for food, and we believe Nature has the answer to provide people with the food they need and demand. We are very pleased to continue supporting the growth of Beyond Meat, which shares our passion and values this long-term commitment.”
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, “Eat What You Love,”™ represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to human health, climate change, resource conservation and animal welfare. Beyond Meat’s portfolio of fresh and frozen plant-based proteins are currently sold at approximately 58,000 retail and foodservice outlets in more than 50 countries worldwide. Visit www.beyondmeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter.
About Roquette
Offering the best of nature, Roquette is a global leader in plant-based ingredients and a pioneer of new vegetal proteins. In collaboration with its customers and partners, the Group addresses current and future societal challenges by unlocking the potential of Nature to offer the best ingredients for Food, Nutrition and Health markets. Each of these ingredients responds to unique and essential needs, and they enable healthier lifestyles. Thanks to a constant drive for innovation and a long-term vision, the Group is committed to improving the well-being of millions of people all over the world while taking care of resources and territories. Roquette currently operates in over 100 countries, has a turnover of around 3.5 billion euros and employs 8,600 people worldwide.
Learn more about Roquette: https://www.roquette.com
Forward Looking Statements
Certain statements in this release constitute “forward-looking statements." These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Form 10-Q for the quarter ended September 28, 2019 filed with the Securities and Exchange Commission ("SEC") on November 12, 2019, as well as other factors described from time to time in the Company's filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Beyond Meat Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com

Roquette Media Contact
Carole Petitjean
carole.petitjean@roquette.com